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                                  EXHIBIT 23


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 333-38491, Form S-3 No. 333-39379 and Form S-8 No. 333-35975) of
Halter Marine Group, Inc. of our report dated May 12, 1999 (except for Note 17, as to which the date is June 1, 1999), with respect to the consolidated financial statements of Halter Marine Group, Inc. included in this Annual Report (Form 10-K) for the year ended March 31, 1999.


                                        /s/ ERNST & YOUNG LLP


New Orleans, Louisiana
June 25, 1999